SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 19, 2012 (April 13, 2012)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 13, 2012, Inergy, L.P. (the “Partnership”) entered into Consent and Amendment No. 3 (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, which amends the Partnership’s existing amended and restated credit agreement, dated as of February 2, 2011 (the “Credit Agreement”). The Amendment, among other things, (i) permits the Partnership to sell up to 5,000,000 Inergy Midstream, L.P. common units, (ii) permits the Partnership to sell all of the assets or capital stock of US Salt, LLC pursuant to which US Salt, LLC will be released as a subsidiary guarantor under the credit agreement, (iii) decreases the Aggregate Revolving Commitment and General Partnership Commitment (as defined in the Credit Agreement) from $700 million to $550 million, and (iv) adjusts several of the financial covenants.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Consent and Amendment No. 3 to Amended and Restated Credit Agreement among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, Its General Partner

Date: April 19, 2012	By:	/s/ R. Brooks Sherman, Jr.
R. Brooks Sherman, Jr. Executive Vice President – Chief Financial Officer

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